SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  April 15, 2009

BioTime, Inc.
(Exact name of registrant as specified in its charter)

California	1-12830	94-3127919
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1301 Harbor Bay Parkway
Alameda, California 94502
(Address of principal executive offices)

(510) 521-3390
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Statements made in this Report that are not historical facts may constitute forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those discussed.  Such risks and uncertainties include but are not limited to those discussed in this report and in BioTime's Annual Report on Form 10-K filed with the Securities and Exchange Commission. Words such as “expects,” “may,” “will,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” and similar expressions identify forward-looking statements.

Section 1 - Registrant’s Business and Operations

Item 1.01 - Entry into a Material Definitive Agreement.

See the information in item 2.03 below.

Section 2 - Financial Information

Item 2.03 - Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

    The maturity date of our Revolving Line of Credit has been extended to December 1, 2009 with respect to $2,669,282 in principal amount of loans.  We repaid $223,834 of principal and accrued interest on loans that matured on April 15, 2009 and were not extended.  In addition, certain lenders exercised their right to exchange $572,404 of principal and accrued interest on loans for an aggregate of 473,131 of our common shares.

    We may borrow up to an additional $830,718 under our revolving line of credit if we elect to do so and are able to obtain additional loan commitments from our current lender or from new lenders.

    Lenders who agreed to extend the maturity date of their outstanding loans will receive from us a number of common shares having an aggregate market value (based on closing price of the shares on the OTC-BB) equal to six percent (6%) of the lender’s loan commitment, as consideration for the extension of the term of their loans.  We will issue 91,526 common shares to those lenders.  We will issue additional common shares on the same basis to any lenders who provide additional loan commitments under our revolving line of credit.

    Lenders who extended the maturity date of their line of credit promissory notes, and any new lenders who make additional loan commitments, will have the right to exchange their promissory notes for our common shares and for shares of Embryome Sciences, Inc. common stock.  Promissory notes that were exchangeable for our common shares at a price of $1.25 per share and Embryome Sciences common stock at a price of $2.25 per share until April 15, 2009, may now be exchanged for our common shares at $1.50 per share and for Embryome Sciences common stock at $2.75 per share until the extended maturity date, December 1, 2009.  Promissory notes that were exchangeable for our common shares at a price of $1.50 and Embryome Sciences common stock at $2.50 until April 15, 2009, may now be exchanged for our common shares at $1.75 per share and Embryome Sciences common stock at $3.00 per share until the extended maturity date.  Promissory notes issued for new loan commitments will be exchangeable for BioTime common shares at a price of $2.00 per share, and for Embryome Sciences common stock at $3.50 per share until December 1, 2009.  The foregoing per share exchange prices are subject to proportional adjustment in the event of a stock split, reverse stock split, or similar event.

Section 3 - Securities and Trading Markets

Item 3.02 - Unregistered Sale of Equity Securities.

    The common shares described in Item 2.03 are or will be issued in reliance upon an exemption from registration under Section 4(2) of the Securities Act of 1933, as amended.

Section 9 - Financial Statements and Exhibits

Item 9.01 - Financial Statements and Exhibits.

Exhibit Number	Description

10.1	Fifth Amendment of Revolving Line of Credit Agreement, dated April 15, 2009
10.2	Form of Amendment to Revolving Credit Note
10.3	Fifth Amendment of Security Agreement, dated April 15, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOTIME, INC.

Date: April 17, 2009	By /s/ Steven A. Seinberg
Chief Financial Officer

Exhibit Number	Description

10.1	Fifth Amendment of Revolving Line of Credit Agreement, dated April 15, 2009
10.2	Form of Amendment to Revolving Credit Note
10.3	Fifth Amendment of Security Agreement, dated April 15, 2009

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